SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2003

Interstate Power and Light Company

(Exact name of registrant as specified in its charter)

Iowa	0-4117-1	42-0331370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 First Street, SE, Cedar Rapids, Iowa 52401

(Address of principal executive offices, including zip code)

(319) 786-4411

(Registrant’s telephone number)

Item 5. Other Events and Regulation FD Disclosure.

On October 14, 2003, Interstate Power and Light Company (the “Company”) agreed to sell $100 million aggregate principal amount of its 6.450% senior debentures due 2033 in a public offering through Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Wachovia Securities, LLC, Well Fargo Brokerage Services, LLC and M.R. Beal & Company. This offering is expected to close on October 20, 2003.

The senior debentures are subject to a Registration Statement on Form S-3 (Registration No. 333-109369) that the Company filed with the Securities and Exchange Commission (“SEC”) relating to the public offering of an aggregate of $100,000,000 of senior debentures. In connection therewith, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 7. Financial Statements and Exhibits.”

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibits are being filed herewith:

(1.1)	Purchase Agreement, dated October 14, 2003, among Interstate Power and Light Company and Lehman Brothers Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the underwriters named therein.

(4.1)	Officer’s Certificate, dated October 14, 2003, creating the 6.450% Senior Debentures due 2033.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE POWER AND LIGHT COMPANY

Date: October 14, 2003	By:	/s/ Thomas L. Hanson
Thomas L. Hanson
Vice President and Treasurer

INTERSTATE POWER AND LIGHT COMPANY

Exhibit Index to Current Report on Form 8-K

Dated October 14, 2003

Exhibit Number

(1.1)	Purchase Agreement, dated October 14, 2003, among Interstate Power and Light Company and Lehman Brothers Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the underwriters named therein.

(4.1)	Officer’s Certificate, dated October 14, 2003, creating the 6.450% Senior Debentures due 2033.